SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 06/30/2005
FILE NUMBER 811-2699
SERIES NO.: 8


74U.     1.   Number of shares outstanding (000's omitted)
              Class A                     127,269
         2.   Number of shares outstanding of a second class of open-end company shares (000's omitted)
              Class B                      58,404
              Class C                      19,899
              Class R                       1,008
              Institutional Class           4,504

74V.     1.   Net asset value per share (to nearest cent)
              Class A                     $ 32.35
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                     $ 30.45
              Class C                     $ 30.45
              Class R                     $ 32.18
              Institutional Class         $ 32.97